UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2017

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on December 2, 2016, Selecta Biosciences, Inc. (the “Company”) entered into a License and Option Agreement (the “License Agreement”) and Stock Purchase Agreement (the “Stock Purchase Agreement”) with Spark Therapeutics, Inc. (“Spark”). Under the License Agreement, Spark paid the Company an upfront payment of $10 million and agreed to make two additional payments in the amount of $2.5 million each. The first of these additional payments was scheduled to be made on or before May 31, 2017 (the “May 2017 License Payment”). Under the Stock Purchase Agreement, Spark purchased shares of the Company’s Common Stock (the “Common Stock”) for an aggregate purchase price of $5.0 million and has the right to purchase two additional tranches of Common Stock for an aggregate purchase price of $5.0 million each. Payment for the first additional tranche of Common Stock (the “May Acquisition Right Shares”) was to be made between May 1, 2017 and June 1, 2017.

On June 5, 2017, the Company notified Spark that the License Agreement would automatically terminate in accordance with Section 9.2(e) because Spark had not made the May 2017 License Payment by May 31, 2017, unless the May 2017 License Payment was made within five days. On June 6, 2017, the Company and Spark entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed that Spark would make the May 2017 License Payment by June 6, 2017. The parties also agreed that Spark would be deemed to have delivered notice on May 31, 2017 exercising its right to purchase the May Acquisition Right Shares, and that if the payment for such shares is made by June 8, 2017, the License Agreement would not terminate for Spark’s failure to purchase such shares. On June 6, 2017, the Company received the May 2017 License Payment and on June 8, 2017, Spark purchased 324,362 shares of Common Stock pursuant to the Stock Purchase Agreement, as amended by the Letter Agreement, for an aggregate purchase price of $5.0 million. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: June 9, 2017	By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
President and Chief Executive Officer